UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

[REGISTRANT] PNC Funds
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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ACTION IS NEEDED ON YOUR INVESTMENT IN:

PNC Multi-Factor Small Cap Growth Fund

MEETING ADJOURNED TO NOVEMBER 4, 2016

PLEASE VOTE TODAY

By now, you should have received a proxy package in the mail regarding an important shareholder meeting for the PNC Multi-Factor Small Cap Growth Fund that has been adjourned to November 4, 2016.

According to our records, we have not received your vote!

It is important that we receive your vote by the adjourned meeting date of November 4, 2016 to help avoid adjourning the meeting further. It will also prevent the Fund from spending additional money soliciting your vote.

Voting is quick and will only take a few minutes of your time.

How to vote:

Vote by Internet	Vote by Mail	Call

Visit the Website noted on your enclosed proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the enclosed proxy card in the postage-paid envelope provided so it is received by November 4, 2016.	Call the toll free touch-tone phone number listed on your enclosed proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

To speak with a live agent and vote please call:

1- 855-976-3331

Your vote is important no matter the size of your investment.

Please vote promptly.

PNC adj